                                                                    EXHIBIT 10.1

                   RESIGNATION AND GENERAL RELEASE AGREEMENT
                   -----------------------------------------


          In consideration of the covenants undertaken and releases contained in this Resignation and General Release Agreement (the "Agreement"), Christopher T. Stirling ("Employee") and Santa Anita Realty Enterprises, Inc. ("SARE"), agree as follows:

          Employee hereby resigns, effective June 30, 1996 (which is the expiration date of his Employment Agreement with SARE dated March 25, 1994), from his position as President and Chief Operating Officer of SARE. SARE shall pay to Employee on or before June 30, 1996, his accrued but unused vacation to June 30, 1996 which SARE and Employee agree is two weeks. Employee shall cease to accrue any vacation or other payments or benefits beyond June 30, 1996. Employee shall have the option to convert and continue his health insurance after June 30, 1996, as may be required or authorized by law under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). SARE shall provide Employee with outplacement services of his choice, the cost of which shall not exceed 15% of Employee's 1996 salary. In addition, SARE will transfer to Employee the personal computer, printer and peripheral computer equipment of SARE's which is currently located in Employee's home. By separate consulting agreement ("Consulting Agreement"), SARE and Employee have agreed to enter into a consulting relationship, the terms of which shall be governed solely by the Consulting Agreement. For each of the calendar months during which the Consulting Agreement is in effect, SARE shall pay to SARE's insurance provider Employee's costs for medical and dental insurance premiums pursuant to Employee's election for coverage under COBRA. Each of SARE and Employee agrees and acknowledges that the payments made by SARE pursuant to the preceding sentence are made in the good faith belief that such payments are excluded from income for federal and/or state tax purposes and, consequently, are not taxable income; in the event that any taxation authority rules otherwise with respect to the payments made by SARE, Employee hereby agrees to indemnify and hold harmless SARE and its successors and employees from and against any taxes, penalties and interest required to be paid by such taxation authority. In the event such payments are contested by any taxation authority, SARE shall cooperate with Employee in Employee's response thereto. Notwithstanding that Employee's resignation is effective June 30, 1996, SARE and Employee have agreed that Employee shall remove his personal items from SARE's offices by April 26, 1996 and shall have no further obligation to, and shall not, be present in such offices after April 26, 1996.

          Except for those obligations created by or arising out of this Agreement or the Consulting Agreement, Employee hereby acknowledges full and complete satisfaction of, and releases and discharges and covenants not to sue SARE, its divisions, subsidiaries, parent, affiliated corporations, past and present, and each of them, as well as their directors, officers, shareholders, representatives, assignees, successors, agents and employees, past and present, and each of them, (individually and collectively, "Releasees") from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with his employment relationship with, or his separation or resignation from, SARE, including, without limiting the generality of the foregoing, any claim for severance pay, bonus or similar benefit, sick leave, pension, retirement, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability, or any other occurrences, acts or omissions whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Agreement, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act or any other federal, state or local law, regulation or ordinance, provided, however, this release does not affect any rights Employee may have in any 401(k) plan or any other retirement benefit accruing from Employee's employment with SARE.

          Employee acknowledges that, by reason of his position with SARE, he has been given access to lists of customers, vendors, prices, business plans and similar confidential or proprietary materials, or information respecting SARE's business affairs. Employee represents that he has held all such information confidential and will continue to do so, and that he will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of SARE. Employee shall return to SARE and shall not make or copy in any form or manner lists of customers, prices, business plans and similar confidential and proprietary materials or information. Employee additionally agrees to cooperate fully and to take all such additional actions as may be necessary to retrieve such information from all files and/or computer hard drives or floppy disks.

          This Agreement is intended to be effective as a bar to every claim, demand and cause of action stated above. Employee acknowledges that he may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected the terms of this Agreement. Nevertheless, Employee hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code, which provides that, "A GENERAL
   ------- ----       ----------------------
RELEASE DOES NOT EXTEND TO A CLAIM WHICH THE CREDITOR DOES NOT

KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          Employee expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Employee will be provided ample time and opportunity to consider the terms of this Agreement and
to consult with an attorney if he chooses to do so.   Employee expressly
acknowledges and agrees that, in return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement. If Employee agrees to all the provisions of this Agreement, he shall return the executed original of this Agreement to SARE. Employee shall have twenty-one (21) days from the date he receives this Agreement in which to consider and sign this Agreement. Employee has been informed that either Employee or SARE may revoke this Agreement in its entirety during the seven days following execution by Employee. Any revocation of this Agreement must be in writing and hand delivered during the revocation period.

          Employee agrees that the terms and conditions of this Agreement shall remain confidential as between the parties and he shall not disclose them to any other person. Without limiting the generality of the foregoing, Employee will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. Without limiting the generality of the foregoing, Employee specifically agrees that he shall not disclose information regarding this Agreement to any current or former employee of Releasees. Employee hereby agrees that disclosure by him of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement.

          This instrument constitutes and contains the entire agreement and understanding concerning Employee's employment, voluntary resignation from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

          If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application and, therefore, the provisions of this Agreement are declared to be severable. Employee agrees to keep the terms of this Agreement confidential.

          The undersigned have read and understand the consequences of this
Agreement and voluntarily sign it.   The undersigned declare under penalty of
perjury that the foregoing is true and correct.

            EXECUTED as of the dates set forth below in Los Angeles County, California.


SANTA ANITA REALTY ENTERPRISES, INC.    EMPLOYEE

By /s/                                     /s/
   --------------------------------        -----------------------------------
   William C. Baker                        Christopher T. Stirling
   Chief Executive Officer


Date:  April 23, 1996                      Date:  April 23, 1996

                                  ENDORSEMENT


          I, Christopher T. Stirling, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

            I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

            EXECUTED this 23rd day of April   , 1996, at Arcadia, California.


                                        /s/ Christopher T. Stirling
                                      ------------------------------